                                                                   EXHIBIT 10.18

                    BIRNER DENTAL MANAGEMENT SERVICES, INC.

                              MANAGEMENT AGREEMENT


                         PERFECT TEETH/__________ P.C.

                    BIRNER DENTAL MANAGEMENT SERVICES, INC.

                              MANAGEMENT AGREEMENT
                              --------------------



     THIS MANAGEMENT AGREEMENT, dated as of _________, by and between BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation ("BDMS"), and PERFECT TEETH/________ P.C., a Colorado professional corporation, (the "Professional Entity").


                                    RECITALS

     WHEREAS, the Professional Entity operates a dental practice with offices in the facilities identified in Exhibit 1.2 (the "Center") and furnishes care to
                             -----------
the general public through the services of the dentist(s) affiliated with the Professional Entity (the "Dentists(s)");

     WHEREAS, BDMS is a management company which among other things provides administrative, marketing, and business advice and support to entities engaged in the practice of dentistry;

     WHEREAS, BDMS is also engaged in the development, management and coordination of a dental provider network organized to provided managed care dental services to health plan and other dental care purchasers.

     WHEREAS, BDMS's services are designed to improve the efficiency and profitability of dental practices while enhancing the ability of the dentists in such practices to render quality dental care to their patients;

     WHEREAS, the Professional Entity and BDMS mutually desire to enter into a business relationship under the terms of this Agreement to help the Professional Entity achieve the above goals.

     NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                 I.    RESPONSIBILITIES AND OBLIGATIONS OF BDMS

     1.1    Appointment. Professional Entity hereby appoints BDMS as its sole
            -----------
and exclusive agent for the management, and administration of the business functions and business affairs of Professional Entity, and BDMS hereby accepts such appointment, subject at all times to the provisions of this Agreement. BDMS shall provide the Professional Entity with comprehensive administrative, business, and marketing support and advice, and such facilities, equipment, and support personnel as reasonably required by the Professional Entity to operate its practice, as determined by BDMS as the sole and exclusive business manager of the Center and agrees that BDMS shall have all power and authority reasonably necessary to manage the business affairs of the Center and carry out BDMS's duties under this Agreement, subject to the requirements of the Dental Practice Law of Colorado relating to the retention of control by dentists over the practice of dentistry.

     BDMS is expressly authorized to negotiate and execute on behalf of Professional Entity contracts that do not relate to the provision of dental services. Professional Entity shall give BDMS thirty (30) days prior notice of Professional Entity's intent to execute any agreement obligating Professional Entity to perform dental services or otherwise creating a binding legal obligation on Professional Entity.

     1.2   Facilities and Equipment.  The parties expressly agree that all
           ------------------------
equipment, office space, facilities, and material provided by BDMS to the Professional Entity hereunder shall be provided to the Professional Entity by BDMS under this Agreement or another agreement or arrangement under which the Professional Entity shall maintain complete care, custody, and control of the foregoing. Subject to the foregoing, BDMS agrees to provide or arrange for on behalf of the Professional Entity the offices, facilities, furnishings, equipment, and related services described in Exhibit 1.2 hereto, as such Exhibit
                                             -----------
may be amended from time to time, and, on an ongoing basis, shall provide for the maintenance and upkeep of the foregoing. BDMS additionally agrees, on an ongoing basis, to evaluate and consult with the Professional Entity on the equipment needs of and the efficiency and adequacy of the facilities utilized by the Center.

     1.3    Personnel and Payroll. The parties expressly acknowledge and agree
            ---------------------
that the Professional Entity shall exercise control over all decisions relating to office personnel and hours of practice. Subject to the foregoing, BDMS shall consult with and advise the Professional Entity on the Center's staffing needs and on the hiring and employment of the Center's staff. BDMS shall employ all of the Center's staff, except for the Dentists and dental hygienists, if any. Additionally, BDMS shall be responsible for staff scheduling and for the performance of all payroll and payroll accounting functions. BDMS shall advise the Professional Entity on the establishment of incentive and profit sharing plans for the Center's staff to reward individuals for contributing to increased productivity in the Center.

     1.4    Business Systems, Procedures and Forms.  In consultation with the
            --------------------------------------
Professional Entity, BDMS shall establish standardized business systems and procedures for the Center developed by BDMS, including, but not limited to, a patient scheduling system developed by BDMS (the "BDMS Patient Scheduling System") that is designed to improve the Center's operating efficiency. BDMS shall provide training to the Center's staff in the implementation and operation of such standardized systems and procedures. BDMS shall additionally provide the Professional Entity with and train the Center's staff in the use of standardized clinical forms, including without limitation forms for patient evaluations and treatment plans. The Professional Entity expressly acknowledges and agrees that it shall have no property rights in the foregoing systems, procedures and clinical forms, and further agrees that such systems, procedures, and forms shall be deemed to constitute Confidential Information within the meaning of Section 2.7
           -----------
hereof and subject to the restrictions on the use, appropriation, and reproduction of such Confidential Information provided in Section 2.7.
                                                          -----------

     1.5    Purchasing, Accounts Payable and Inventory Control.  BDMS shall be
            --------------------------------------------------
responsible for the performance of the Professional Entity's purchasing and accounts payable functions. In consultation with the Professional Entity, BDMS shall purchase and maintain all inventory and supplies reasonably required by the Center.

     1.6    Information Systems and Accounting.  In consultation with the
            ----------------------------------
Professional Entity, BDMS shall establish, maintain, and train the Center's staff in the use of information systems to produce financial and operational information concerning the Center's operations. BDMS shall analyze such information on an ongoing basis and consult with the Professional Entity on enhancing the Center's productivity. BDMS shall provide or arrange for all accounting and bookkeeping services related to the Center's operations, provided that such services are incurred in the ordinary course of business.

     1.7    Legal Compliance and Services.  BDMS shall be responsible for
            -----------------------------
ensuring compliance with all rules, regulations and ordinances applicable to the Center's operations, and shall arrange for all legal services reasonably required by the Center, but excluding the costs of malpractice suits.

     1.8    Marketing.  The parties expressly acknowledge and agree that the
            ---------
Professional Entity shall exercise control over all policies and decisions relating to pricing, credit, refunds, warranties and advertising. Subject to the foregoing, in consultation with the Professional Entity, BDMS shall design and execute a marketing plan to promote the Dentist's professional services. Such marketing plan may include, as BDMS and the Professional Entity determine to be appropriate, direct mail advertising, newspaper, yellow pages, and radio and television advertising, special promotions and pricing programs, and direct marketing to employers, insurance companies, and other payors. All marketing activities hereunder shall be conducted in compliance with all applicable laws and regulations governing advertising by the dental profession.

     1.9    Planning.  BDMS will assess the potential of and advise the
            --------
Professional Entity on the establishment of dental offices in new locations and will provide assistance to the Professional Entity in the opening of such new offices, including assistance in the location of such offices and in the sale of existing practices, as appropriate.

     1.10   Financial Services.  BDMS shall be responsible for (i) billing and
            ------------------
collecting payments for all professional services rendered by the Dentist(s) or clinical staff to patients, with all such billing and collecting to be done in the name of the Professional Entity; (ii) receiving payments from patients, insurance companies and all other third party payors; (iii) taking possession of and endorsing in the name of the Professional Entity any notes, checks, money orders, insurance payments and other instruments received in payment of accounts receivable; (iv) performance of all payroll functions; (v) preparing and submitting to the Dentist monthly operating data and quarterly financial reports with respect to the operations of the Center; and

(vii) paying all Center Expenses, as set forth in Section 3.1.  No funds from
                                                  -----------
the Medicare and Medicaid programs shall be billed or collected by the Professional Entity. The Professional Entity and the Dentist hereby appoints BDMS for the term of this Agreement to be their true and lawful attorney-in-fact for the purposes set forth above in this section.

     1.11    Disbursement of Funds.  (a)  All monies collected for the
             ---------------------
Professional Entity by BDMS pursuant to Section 1.10 above shall be deposited
                                        ------------
into an account (the "Professional Entity Account") with a bank whose deposits are insured with the Federal Deposit Insurance Corporation. BDMS shall make all disbursements therefrom. BDMS shall account for all monies so disbursed from the Professional Entity Account. From the funds collected and deposited by BDMS in the Professional Entity Account, BDMS shall make the following disbursements promptly when payable.

                   (i) Compensation payable to all employees of the Professional Entity, and all taxes and assessments payable to local, state and Federal governments in connection with the employment of such personnel; and

                   (ii) All sums otherwise due and payable by the Professional Entity as Center Expenses, as defined in Article III hereof, as well as fees payable to BDMS pursuant to Article III hereof.

             (b) In the event the funds in the Professional Entity Account will, at any time, be insufficient to cover current expenses, BDMS shall notify the Professional Entity and BDMS may advance to the Professional Entity the necessary funds to pay current expenses for the benefit of the Professional Entity, which advances will be deemed to be loans to the Professional Entity to be repaid upon such terms and at such rate of interest as agreed to by the Professional Entity and BDMS.

     1.12    Records.  BDMS shall supervise and maintain custody of all files
             -------
and records relating to the business operations of the Center, including but not limited to accounting, billing, and collection records. The parties expressly acknowledge and agree that patient records shall at all times be and remain the property and under the control of the Professional Entity and shall be located at the Professional Entity's facilities so that they are readily accessible for patient care. The management of all files and records shall comply with applicable state and federal statutes. BDMS shall use its reasonable efforts to preserve the confidentiality of patient medical records and use information contained in such records only for the limited purpose necessary to perform the services set forth herein; provided, however, in no event shall a breach of said confidentiality be deemed a default under this Agreement.

     1.13    Covenant Not to Compete.  BDMS agrees that during the term of this
             -----------------------
Agreement, BDMS agrees not to establish, develop or open any offices in affiliation with a dentist for the provision of dental services within three miles of Centers covered by this Agreement without the express written consent of the Professional Entity.

     1.14    Internal Management of Professional Entity. Matters involving the
             ------------------------------------------
internal management, control, or finances of Professional Entity shall remain the sole responsibility of the Professional Entity and the shareholders of Professional Entity. The Professional Entity shall in its employment agreement with any dentist who is also a shareholder of Professional Entity cause said dentist to issue to BDMS or its designee an irrevocable proxy coupled with an interest to secure any and all obligations undertaken by said shareholder to BDMS.

     1.15    Contract Negotiations. BDMS shall advise Professional Entity with
             ---------------------
respect to and negotiate, either directly or on Professional Entity's behalf, as appropriate, all contractual arrangements with third parties as are reasonably necessary and appropriate for Professional Entity's provision of professional services, including without limitation, negotiated price agreements with third party payors, alternative delivery systems, or other purchasers of group dental services.

     1.16    No Warranty. Professional Entity acknowledges that BDMS has not
             -----------
made and will not make any express or implied warranties or representations that the services provided by BDMS will result in any particular amount or level of dental practice or income to Professional Entity.

                  II.  OBLIGATIONS OF THE PROFESSIONAL ENTITY.

     2.1    Employment of Dentists and Rendering of Patient Care.  The
            ----------------------------------------------------
Professional Entity shall be responsible for the employment and professional supervision of all Dentist(s) affiliated with the Professional Entity and all dental care rendered to patients shall be rendered by such Dentist(s). Additionally, the Professional Entity shall be responsible for the employment of dental hygienists, if any, and for the professional supervision of such hygienists in their rendering of patient care.

     2.2    Professional Services.  The Professional Entity shall use and occupy
            ---------------------
the offices and facilities designated on Exhibit 1.2 exclusively for the
                                         -----------
practice of dental services, and shall comply with all applicable local rules, ordinances and all standards of dental care. It is expressly acknowledged by the parties that the dental practice conducted at the Center shall be conducted solely by the Dentists associated with the Professional Entity, and no other dentist shall be permitted to use or occupy the Center. The Professional Entity shall provide professional services to patients hereunder in compliance at all times with ethical standards and laws and regulations applying to the dental profession. The Professional Entity shall ensure that each dentist to provide dental services to patients is licensed by the state in which the Center is located. In the event that any disciplinary, malpractice or other actions are initiated against any such dentist, the Professional Entity shall immediately inform BDMS of such action and the underlying facts and circumstances. The Professional Entity agrees to cooperate with and participate in quality assurance/utilization review programs established by BDMS or mandated by accreditation and/or licensure standards applicable to the practice of dentistry. Deficiencies discovered in the performance of any personnel or in the quality of professional services shall be reported immediately to BDMS, and appropriate steps shall be taken by the Professional Entity at once to remedy such deficiencies.

     2.3    Records.  The Professional Entity will keep or cause to be kept
            -------
accurate, complete and timely medical and other records of all patients. Such records shall be sufficient to enable BDMS, on behalf of the Professional Entity, to obtain payment for the services provided by the Dentist.

     2.4    Professional Expenses.  The Professional Entity shall be solely
            ---------------------
responsible for the cost of professional licensure fees, membership in professional associations, and continuing education incurred by the Dentist. The Professional Entity shall ensure that the Dentist participates in such continuing education as is necessary for such Dentist to remain current in his or her professional knowledge and skills.

     2.5    Professional Insurance Eligibility.  The Professional Entity shall
            ----------------------------------
cooperate in the obtaining and retaining of professional liability insurance by assuring that each of its Dentists is insurable, and participating in an on-going risk management program.

     2.6    Employment Agreement.  The parties recognize that the services to be
            --------------------
provided by BDMS are feasible only if the Professional Entity operates an active dental practice in which it and each dentist associated with the Professional Entity devote their full time and attention. The Professional Entity will cause each individual Dentist who becomes affiliated with the Center after the date hereof to enter into an employment agreement, which will provide, among other things, that in the event of a breach of the Dentist's agreement not to compete with the Professional Entity provided for in such employment agreement, BDMS shall be entitled to receive liquidated damages equaling the greater of (a) such Dentist's income, as shown on the W-2 form prepared by the Dentist, for the most recent year; or (b) $200,000. Such payment shall be made to BDMS by the Professional Entity simultaneously with the payment by the breaching Dentist to the Professional Entity.

     2.7    Confidentiality.  The Professional Entity agrees and acknowledges
            ---------------
that all materials provided by BDMS to the Professional Entity constitute "Confidential Information" and are disclosed in confidence and with the understanding that it constitutes valuable business information developed by BDMS at great expenditures for time, effort, and money. The Professional Entity further agrees that it shall not, directly or indirectly, without the express prior written consent of BDMS, use or disclose such Confidential Information for any purpose other than in connection with the services to be rendered hereunder. The Professional Entity further agrees: (i) to keep strictly confidential and hold in trust all Confidential Information and not disclose such Confidential Information to any third party, including its affiliates without the express prior written consent of BDMS; and (ii) to impose this obligation of confidentiality on its affiliates, partners, employees and independent contractors. The Professional Entity acknowledges that the disclosure of Confidential Information to it by BDMS is done in reliance upon its representations and covenants in this Agreement. Upon expiration or termination of this Agreement by either party for any reason whatsoever, the Professional Entity shall immediately return and shall cause its affiliates, partners, shareholders and independent contractors to immediately return to BDMS all Confidential Information, and the Professional Entity will not, and will cause its affiliates, partners, employees and independent contractors not to, thereafter use, appropriate, or reproduce such Confidential Information. The Professional Entity further expressly acknowledges and agrees that any such use, appropriation, or reproduction of any such Confidential Information by any of the foregoing after the expiration or termination of this Agreement will result in irreparable injury to BDMS, that the remedy at law for the foregoing would be inadequate, and that in the event of any such use, appropriation, or reproduction of any such Confidential Information after the termination or expiration of this Agreement, BDMS, in addition to any other remedies or damages available to it shall be entitled to injunctive or other equitable relief without the necessity of proving actual damages but such rights to relief shall not preclude BDMS from other remedies which may be available to it hereunder.

     2.8    Sublease of Center.  The Professional Entity agrees to sublease from
            ------------------
BDMS the Center or Centers leased by BDMS at which the Professional Entity is practicing pursuant to the form of Center Sublease Agreement attached hereto as
Exhibit 2.8 (the "Sublease").
-----------

     2.9    Covenant Not to Compete.  During the term of this Agreement, the
            -----------------------
Professional Entity, and any of its shareholders, agree not to establish, develop or open any offices for the provision of dental services without the express written consent of BDMS. For a period of three years following the termination or expiration of this Agreement, the Professional Entity and any of
its shareholders shall be prohibited from advertising in print   (except for
yellow page advertising and announcements for the opening of a practice) or electronic media of any kind and shall be prohibited from soliciting in any manner patients, dentists or staff associated with the Center.

     2.10    Name, trademark. Professional Entity represents and warrants that
             ---------------
Professional Entity will conduct its practice during the term of this agreement exclusively under the name of Perfect Teeth. BDMS grants to Professional Entity a non-exclusive license for the use of said name. The license shall expire upon the termination or expiration of this Agreement. Professional Entity covenants and promises that without the prior written consent of BDMS, Professional Entity will not:
             (a) take any action that could result in the loss of registration, qualification or licensure of the name;

             (b) fail to take any necessary action that will maintain the registration, qualification, or licensure current;

             (c) license, sell, give, or otherwise transfer the name or the right to use the name to any medical practice, dentist, professional corporation or any other entity; or

             (d) cease conducting the professional practice of Professional Entity under the name.

                         III.  FINANCIAL ARRANGEMENTS

  3.1 Management Fees:  BDMS shall receive a Management Fee as follows,
      ---------------
subject to the provisions of Section 3.4 below:
                             -----------

     (a) a management fee (the "Management Fee") equal to the result of:

         (i)   Adjusted Gross Center Revenue of the Professional Entity; less;

         (ii)  The sum of

               (1) Amounts payable by the Professional Entity to the Dentist in accordance with the Employment Agreement, and,

               (2) Dental Hygienist compensation (if any) payable by the Professional Entity to the Hygienist in accordance with the his or her employment terms, and,

               (3) interest and principal repayments of loans made to the Professional Entity by BDMS, and,

               (4) rents and other payments by the Professional Entity to BDMS under the Sublease.

     (b) The amounts to be paid to BDMS under this Section 3.1 shall be
                                                   -----------
         payable monthly based on the estimated operating results for the previous month of the Professional Entity. These amounts shall be subject to adjustment after the actual operating results for the month in question are available and any excess payment to the Professional Entity may be deducted in determining the amount to be paid to BDMS under this Section 3.1 for any future month.
                                    -----------
         After the audited financial statements of the Professional Entity for the year are available, adjustments shall be made to the amounts previously paid under this Section 3.1 to conform to the
                                            -----------
         Adjusted Gross Center Revenue and Operating Margin as determined based on such audited financial statements. Any excess amounts owed to BDMS shall be paid promptly to BDMS by the Professional Entity.

  3.2 Accounts Receivable. On approximately the first business day of
      -------------------
each month, BDMS shall purchase the accounts receivable of the Professional Entity arising during the previous month, by payment of cash, or other readily available funds into an account of the Professional Entity. The purchase price for all accounts receivable (whether for orthodontic services or otherwise) which have amounts due on a deferred basis shall be equal to the amount due in such month on such accounts receivable. BDMS shall pay in each subsequent month to Professional Entity the amounts due under such accounts receivable for such month. The consideration for the purchase shall be an amount equal to all fees accrued and booked each month (net of Adjustments) less the Management Fee due to BDMS under Section 3.1 above.
                                                          -----------

          3.3    Center Expenses.  BDMS shall be responsible for the payment of
                 ---------------
all Center Expenses as defined below (other than those described in Section 3.4(c)(iv) below and rents and other amounts payable under the Sublease), incurred during the term of this Agreement and requiring cash expenditures without reimbursement by the Professional Entity, unless otherwise agreed to by the parties hereto. The Professional Entity shall be responsible for the payment of the Center Expenses described in Section 3.4(c)(iv) and all rents and other amounts payable under the Sublease.

          3.4    Definitions.  For the purposes of this Agreement, the following
                 -----------
definitions shall apply:

                 (a) "Adjusted Gross Center Revenue" shall mean Gross Revenue of the Center less any Adjustments.

                 (b) "Adjustments" shall mean any adjustments to Gross Revenue for uncollectible accounts, professional courtesies and other activities that do not generate a collectible fee.

                 (c) "Center Expenses" shall mean all operating and non-operating expenses incurred in the operation of the Center, including, without limitation:

                     (i) Salaries, benefits, and other direct costs of all employees of BDMS at the Center, including dental assistants (but excluding all dental hygienists and Dentists);

                     (ii) Direct costs of all employees or consultants of BDMS who provide services to or in connection with the Center required for improved clinic performance, such as work management, materials management, purchasing, charge and coding analysis, laboratory, marketing and business office consultation;

                     (iii) Other expenses incurred by BDMS in carrying out its
                           obligations under this Agreement including, but not limited to utilities, janitorial services, laboratory services, supplies, advertising and any direct expense reasonably allocable to the Center;

                     (iv) Principal and interest repayments of loans made to the Professional Entity by BDMS;

                     (v) Depreciation expense associated with the Professional Entity's assets and the assets of BDMS used at the Center and the amortization of intangible asset value as a result of any acquisition or merger of another dental practice relating to the Center;

              (vi) Interest expense on indebtedness incurred by BDMS to finance any of its obligations hereunder or services provided hereunder;


              (vii) Malpractice insurance expenses, lease expenses (including rents and other amounts payable under the Sublease) and Dentist recruitment expenses;

              (viii) Personal property and other taxes assessed against BDMS's or Professional Entity's assets used in connection with the operation of the Center, commencing on the date of this Agreement;

              (ix) In the event an opportunity arises for the Professional Entity to merge with or acquire the assets of another dental practice, actual out-of-pocket expenses of BDMS personnel working on a specified merger or acquisition, whether or not such transaction is completed;

              (x) Corporate overhead charges or any other expenses of BDMS or any corporation affiliated with the Professional Entity other than the kind of items listed above, but including the Professional Entity's pro rata share of the expenses of the accounting and computer services provided to all PERFECT TEETH dental centers managed by BDMS as reasonably allocated to the Center by BDMS; and,

              (xi) A monthly collection reserve in the amount of 5% of Adjusted Gross Center Revenue;

          "Center Expenses" shall not include:

               (i) Any federal or state income taxes; or

               (ii) Any expenses which are expressly designated herein as expenses or responsibilities of the Professional Entity.

          (d) "Gross Revenue" shall mean all fees and charges recorded or booked each month by or on behalf of the Professional Entity as a result of professional dental services personally furnished to patients by the Dentist and other fees or income generated in their capacity as a professional prior to any Adjustments.

          (e) Operating Margin" shall mean the result of Adjusted Gross Center Revenue less (i) Center Expenses, and (ii) salary expenses paid by the Professional Entity to the Dentist/Dentists and dental hygienists for services provided at the Center in accordance with the employment agreements entered into by them with the

                 Professional Entity, including the cost of all employment benefits and any cash bonus given to a dental hygienist by the Professional Entity.


                         IV.  INSURANCE AND INDEMNITY

          4.1    Insurance to be Maintained by the Professional Entity.
                 -----------------------------------------------------
Throughout the term of this Agreement, the Professional Entity shall maintain comprehensive professional liability insurance with limits of not less than $1,000,000 per claim and with aggregate policy limits of not less than $3,000,000 per dentist providing services at the Center and a separate limit for the Professional Entity. The Professional Entity shall be responsible for all such liabilities in excess of the limits of such policies. BDMS agrees to negotiate for and cause premiums to be paid with respect to such insurance. Premiums and deductibles with respect to such policies shall be a Center Expense.

          4.2    Insurance to be Maintained by BDMS.  Throughout the term of
                 ----------------------------------
this Agreement, BDMS will use reasonable efforts to provide and maintain, as a Center Expense, (a) comprehensive professional liability insurance for all professional employees of BDMS with limits as determined reasonable by BDMS; and
(b) comprehensive general liability and property insurance covering the Center premises and operations.

          4.3    Tail Insurance Coverage.  The Professional Entity will cause
                 -----------------------
each individual Dentist providing services at the Center to enter into an agreement with the Professional Entity that upon termination of such Professional Entity's relationship with the Dentist for any reason, tail insurance coverage will be purchased by each Dentist. Such provisions may be contained in employment agreements, restrictive covenant agreements or other agreements entered into by the Professional Entity and the individual Dentists, and the Professional Entity hereby covenants with BDMS to enforce such provisions relating to the tail insurance coverage or to provide such coverage at the expense of the Professional Entity.

          4.4    Additional Insureds.  The Professional Entity and BDMS agree to
                 -------------------
use their reasonable efforts to have each other named as an additional insured on the other's respective professional liability insurance programs.

          4.5    Indemnification.  The Professional Entity shall indemnify, hold
                 ---------------
harmless and defend BDMS, its officers, directors, shareholders and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical or dental services or the performance of any intentional acts, negligent acts or omissions by the Professional Entity and/or its affiliates, its shareholders, agents, employees and/or subcontractors (other than BDMS) during the term hereof. BDMS shall indemnify, hold harmless and defend the Professional Entity, directors, shareholders and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by BDMS and/or its shareholders, agents, employees and/or subcontractors (other than the Professional Entity) during the term of this Agreement.

                           V.  TERM AND TERMINATION

          5.1    Term of Agreement.  This Agreement shall commence on the date
                 -----------------
hereof and shall expire on the fortieth (40th) anniversary hereof unless earlier terminated pursuant to the terms hereof.

          5.2    Termination by the Professional Entity.  The Professional
                 --------------------------------------
Entity may terminate this Agreement as follows:

                 (a) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by BDMS, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by BDMS, except for the filing of a petition in involuntary bankruptcy against BDMS which is dismissed within thirty
(30) days thereafter, the Professional Entity may give written notice of the immediate termination of this Agreement.

                 (b) In the event BDMS shall materially default in the performance of any duty or obligation imposed upon it by this Agreement and such default shall continue for a period of ninety (90) days after written notice thereof has been given to BDMS by the Professional Entity, the Professional Entity may terminate this Agreement.

          5.3    Termination by BDMS.  BDMS may terminate this Agreement as
                 -------------------
follows:

                 (a) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the Professional Entity, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by the Professional Entity, except for the filing of a petition in involuntary bankruptcy against the Professional Entity which is dismissed within thirty (30) days thereafter, BDMS may give written notice of the immediate termination of this Agreement.

                 (b) In the event the Professional Entity shall materially default in the performance of any duty or obligation imposed upon it by this Agreement, and such default shall continue for a period of ninety (90) days after written notice thereof has been given to the Professional Entity by BDMS, BDMS may terminate this Agreement.

          5.4    Patient Records.  Upon termination of this Agreement, the
                 ---------------
Professional Entity shall retain all patient medical records maintained by the Professional Entity or BDMS in the name of the Professional Entity. During the term of this Agreement, and thereafter, the Professional Entity or its designee shall have reasonable access during normal business hours to the Professional Entity's and BDMS's records, including, but not limited to, records of collections, expenses and disbursements as kept by BDMS in performing BDMS's obligations under this Agreement, and the Professional Entity may copy any or all such records.

                          VI.  INDEPENDENT CONTRACTORS

    6.1    Professional Entity's Control Over Professional Services.
           --------------------------------------------------------
Notwithstanding the authority granted to BDMS herein, BDMS and the Professional Entity agree that the affiliated Dentist personally or through any of his professional employees or agents, shall have control or supervision over the provision of all professional services, with the sole authority to direct the professional, and ethical aspects of his dental practice, and to select the course of treatment for a patient or the manner in which such treatment is carried out. BDMS will have no authority, directly or indirectly, to perform, and will not perform, any dental function. BDMS may, however, advise the Professional Entity as to the relationship between its performance of dental functions and the overall administrative and business functioning of its practice.

    6.2    Independent Relationship.  The Professional Entity and BDMS
           ------------------------
intend to act and perform as independent contractors, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties. The Professional Entity will not have any claim under this Agreement, or otherwise, against BDMS for vacation pay, sick leave, unemployment insurance, worker's compensation, disability benefits or employee benefits of any kind.

    6.3    Other Professionals.  No provision of this Agreement is intended to
           -------------------
limit BDMS's right, authority, or ability under applicable law to contract with other dentists or to employ, contract with, or enter into any partnership or joint venture with any health care professional.


                                VII. DISPUTES.

    7.1    Mediation.  The parties shall first attempt to settle all disputes
           ---------
arising under this Agreement through mediation at the local offices of Judicial Arbiter Group, Inc. ("JAG"). The complaining party shall (i) give notice to the other party of the alleged breach within 30 days of discovery of such alleged breach, and (ii) contact JAG to schedule a settlement conference within 30 days of giving such notice to the other party. If the parties so agree, a retired judge from the JAG panel may preside over the mediation. If the parties are unable to agree upon a retired judge, JAG will provide a list of three available judges and each party shall strike one judge from the list. The remaining judge will serve as the mediator at the settlement conference.

    7.2    Arbitration.  All disputes arising under this Agreement which are
           -----------
not resolved through mediation, as provided above, shall be submitted to JAG for binding arbitration. Neither party may initiate arbitration until mediation is completed. The complaining party must initiate arbitration within 30 days of the completion or termination of mediation by sending written notice of its intention to arbitrate to all parties and to JAG. The notice shall contain a description of the dispute, the amount, if any, involved, and the remedy sought. If the parties so agree, a retired judge from the JAG panel may preside over the arbitration. If the parties are unable to agree upon a retired judge, JAG will provide a list of three available judges and each party shall strike one judge from the list. The remaining judge will serve as the arbitrator. In the event of arbitra-
tion, the rules and procedures set forth in Exhibit 7.2., attached
                                            ------------
hereto, shall govern at the arbitration hearing.

          7.3 General.  A party's failure to initiate either mediation or
              -------
arbitration within the periods prescribed above constitutes an absolute bar to the institution of any proceedings upon the claimed breach. In the event the responding party fails to reasonably cooperate in the selection of a mediator and/or the selection of an arbitrator or refuses to participate in the mediation and/or arbitration requested by the complaining party, the complaining party may file a verified request to JAG, containing the factual basis for the request and claim, to independently appoint a former judge employed by JAG to enter a default award in favor of the complaining party. The default award shall be enforceable as an arbitration award under this agreement. Such an award shall be entered no earlier than twenty days after the personal service of a notice of application of a default award upon the responding party and the failure to the responding to file with JAG a written notice of intent to cooperate and participate in the dispute resolution provisions of this Agreement or to provide a verified response in opposition to the Complaining party's request for a default award.

          7.4 Attorneys' Fees.  If arbitration is commenced by either party to
              ---------------
enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

                           VIII.  GENERAL PROVISIONS

          8.1 Assignment.  BDMS shall have the right to assign its rights
              ----------
hereunder to any person, firm or corporation. Except as set forth above, neither BDMS nor the Professional Entity shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party. Subject to this provision, this Agreement shall be binding upon the parties hereto, and their successors and assigns.

          8.2 Whole Agreement; Modification.  There are no other agreements or
              -----------------------------
understandings, written or oral, between the parties regarding this Agreement, the Exhibits and the Schedules, other than as set forth herein. This Agreement shall not be modified or amended except by a written document executed by both parties to this Agreement, and such written modification(s) shall be attached hereto.

          8.3 Notices.  All notices required or permitted by this Agreement
              -------
shall be in writing and shall be addressed as follows:

          if to BDMS:      Birner Dental Management Services, Inc.
                           Suite 208
                           3801 East Florida Avenue
                           Denver, Colorado  80210

                           Attention:    Fred Birner
                                         Chief Executive Officer

          with a copy to:  Holland & Hart
                           Suite 3200
                           555 Seventeenth Street
                           Denver, Colorado  80210

                           Attention:  Dennis M. Jackson

          if to the
          Professional Entity:



or to such other address as either party shall notify the other.

     8.4  Waiver of Provisions.  Any waiver of any terms and conditions hereof
          --------------------
must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

     8.5  Governing Law.  The validity, interpretation and performance of this
          -------------
Agreement shall be governed by and construed in accordance with the laws of the state of Colorado. The parties acknowledge that BDMS is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of dentistry. To the extent any act or service required of BDMS in this Agreement should be construed or deemed, by any governmental authority, agency or court to constitute the practice of dentistry, the performance of said act or service by BDMS shall be deemed waived and forever unenforceable and the provisions of Section 8.11 shall be applicable.
                                    ------------

     8.6  Events Excusing Performance.  Neither party shall be liable to the
          ---------------------------
other party for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of Gods, unavailability of supplies or other events over which that party has no control for so long as such events continue, and for a reasonable period of time thereafter.

     8.7  Compliance with Applicable Laws.  Both parties shall comply with all
          -------------------------------
applicable federal, state and local laws, regulations and restrictions in the conduct of their obligations under this Agreement.

     8.8  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties.

     8.9  Additional Documents.  Each of the parties hereto agrees to execute
          --------------------
any document or documents that may be requested from time to time by the other party to implement or complete such party's obligations pursuant to this Agreement.

     8.10 Confidentiality.  Neither party hereto shall disseminate or release to
          ---------------
any third party any information regarding any provision of this Agreement, or any financial information regarding the other (past, present or future) that was obtained by the other in the course of the negotiation of this Agreement or in the course of the performance of this Agreement, without the other party's written approval; provided, however, the foregoing shall not apply to information which is required to be disclosed by law including securities laws, or pursuant to court order.

     8.11 Contract Modifications for Prospective Legal Events.  In the event any
          ---------------------------------------------------
state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel for both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, the Professional Entity and BDMS shall amend this Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the Professional Entity and BDMS.

     8.12 Language Construction.  The language in all parts of this Agreement
          ---------------------
shall be construed, in all cases, according to parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     8.13 Gender and Number.  Whenever the context of this Agreement requires,
          -----------------
the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

     8.14 No Obligation to Third Parties.  None of the obligations and duties of
          ------------------------------
BDMS or the Professional Entity under this Agreement shall in any way or in any manner be deemed to create any obligation of BDMS or of the Professional Entity to, or any rights in, any person or entity not a party to this Agreement.

     8.15 Force Majeure.  Neither party shall be liable or deemed to be in
          -------------
default for any delay or failure in performance under this Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosion earthquakes, floods, other similar cause beyond the reasonable control of either party unless such delay or failure in performance is expressly addressed elsewhere in this Agreement. In the even there is a failure to perform on behalf of either party as a result of a force majeure event described above, and the failure continues for more than thirty (30) consecutive days, either party may seek from alternative sources on an interim basis the services required to be provided by the other party hereunder. The interim services may only be provided while the condition creating the force majeure exists or until the party obligated hereunder to perform the services is able to perform its obligations substantially.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                         BIRNER DENTAL MANAGEMENT SERVICES,
                         INC. ("BDMS")


                         By:_____________________________________________
                                 Chief Executive Officer


                         PERFECT TEETH/________ P.C.
                         ("Professional Entity")


                         By:_____________________________________________
                                 President

                                  EXHIBIT 1.2
                                       TO
                              MANAGEMENT AGREEMENT
                                 DATED ________
                                    BETWEEN
                    BIRNER DENTAL MANAGEMENT SERVICES, INC.
                                      AND
                           PERFECT TEETH/_______ P.C.




                           Location of Dental Center
                           -------------------------





                  Furnishings, Equipment and Services Provided
                  --------------------------------------------
                           by or Arranged for by BDMS
                           --------------------------

                   All furnishing and equipment in the office
                          except the dental equipment



                                    SERVICES
                                    --------

                                   Accounting
                                    Payroll
                                  Collections
                                   Personnel
                            Advertising & Marketing
                                    Capital
                             Collective Bargaining

                             Exhibit 1.2 - Page 1

                                  EXHIBIT 2.8
                                       TO
                              MANAGEMENT AGREEMENT
                                DATED _________
                                    BETWEEN
                    BIRNER DENTAL MANAGEMENT SERVICES, INC.
                                      AND
                          PERFECT TEETH/_________ P.C.






                           CENTER SUBLEASE AGREEMENT


          THIS SUBLEASE is made the ____ day of ___________, between Birner Dental Management Services, Inc., a Colorado corporation ("Landlord") and Perfect Teeth/________ P.C., a Colorado professional corporation ("Tenant").


                                    RECITALS

          Landlord, as tenant, entered into a lease dated ___________ (the "Prime Lease"), with ____________, as Landlord (the "Prime Landlord"), leasing the premises described in Exhibit A (the "Premises") attached to this Center Sublease Agreement (the "Sublease"). Landlord desires to sublet to Tenant and Tenant wishes to sublet the premises from Landlord.

          For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

          l.    Sublease of Premises.  Landlord subleases the premises to Tenant
                --------------------
and Tenant subleases the premises from Landlord according to this Sublease. Title to the premises shall remain in the name of Landlord but Tenant shall have complete care, custody and control over the premises during the term of this Sublease.

          2.    Term.  The term of this Sublease will commence on _________,
                ----
          and end on the day on which the term of the Prime Lease expires or is terminated, unless sooner terminated in accordance with this Sublease.

          3.    Rent.  On the first day of each month Tenant will pay Landlord
                ----
$________ and any additional rent described in paragraph 6 hereof.




                              Exhibit 2.8 - Page 1

          4.    Use. The premises will be used for the conduct of a general
                ---
dentistry practice and for no other purpose.

          5.    No Assignment.  Tenant will not assign this Sublease nor sublet
                -------------
the premises in whole or in part, and will not permit Tenant's interest in this Sublease to be vested in any third party by operation of law or otherwise.

          6.    Additional Rent.  If Landlord is charged for additional rent or
                ---------------
other sums pursuant to the provisions of the Prime Lease, Tenant will be liable for all of such additional rent or sums. Any rent or other sums payable by Tenant under this paragraph 6 will be collectible as additional rent. If Landlord receives any refund pursuant to the Prime Lease, Tenant will be entitled to the return of so much of it as is attributable to prior payments by Tenant.

          7.    The Prime Lease.  This Sublease is subject and subordinate to
                ---------------
the Prime Lease. Except as may be inconsistent with the terms of this Sublease, all the terms, covenants and conditions in the Prime Lease apply to this Sublease as if Landlord were the landlord under the Prime Lease and Tenant were the tenant under it. In the case of any breach of this Sublease by Tenant, Landlord will have all rights against Tenant that would be available to the Landlord against the tenant under the Prime Lease if the breach were by the tenant under the Prime Lease. Tenant will not do or permit anything to be done that is a default under the Prime Lease. Tenant will indemnify and hold Landlord harmless from and against all claims by reason of any breach or default on the part of Tenant of the Prime Lease. Tenant represents that it has read and is familiar with the terms of the Prime Lease.

          8.    Services.  The only services or rights to which Tenant is
                --------
entitled are those to which Landlord is entitled under the Prime Lease, and for all such services and rights, Tenant will look to the Prime Landlord.

          9.    Termination of Management Agreement.  Landlord and Tenant are
                -----------------------------------
parties to that certain Birner Dental Management Services, Inc. Agreement dated __________ (the "Management Agreement"), pursuant to which Landlord has agreed to provide long term management and other services to Tenant and services in connection with the development of a dental health care provider network. In the event the Management Agreement is terminated by either Landlord or Tenant, Landlord shall have the option to terminate this Sublease upon 10 days' written notice to Tenant.

          10.   Entireties; Amendment.  All prior understandings and agreements
                ---------------------
between Landlord and Tenant are merged within this Sublease, which fully and completely sets forth their understanding. This Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing, and signed by the party against whom enforcement of the change or termination is sought.

                             Exhibit 2.8 - Page 2

          11.    Notices.  Any notice or demand which either Landlord or Tenant
                 -------
may or must give to the other will be in writing and will be delivered personally or sent by United States first class mail, addressed if to Landlord:

                           Birner Dental Management Services, Inc.
                           Suite 208
                           3801 East Florida Avenue
                           Denver, Colorado  80210

                           Attention:    Fred Birner
                                         Chief Executive Officer

and, if to Tenant:         Perfect Teeth/_______ P.C.




Either Landlord or Tenant may, by notice in writing, direct that future notices or demands be sent to a different address. Notices will be effective upon receipt.

          12.    Binding Effect.  The covenants and agreements in this Sublease
                 --------------
will bind and inure to the benefit of Landlord, Tenant, and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Sublease as of the date first written above.



                         LANDLORD:

                         BIRNER DENTAL MANAGEMENT SERVICES, INC.


                         By:______________________________________________

                         Title:___________________________________________


                         TENANT:

                         PERFECT TEETH/_______ P.C.

                         By:______________________________________________

                         Title:___________________________________________



                             Exhibit 2.8 - Page 3

                                   EXHIBIT A
                                       TO
                           CENTER SUBLEASE AGREEMENT
                                DATED _________
                                    BETWEEN
                    BIRNER DENTAL MANAGEMENT SERVICES, INC.
                                      AND
                           PERFECT TEETH/______ P.C.




                                    Premises
                                    --------



                             Exhibit 2.8 - Page 4

                                  EXHIBIT 7.2
                                       TO
                              MANAGEMENT AGREEMENT
                                DATED _________
                                    BETWEEN
                    BIRNER DENTAL MANAGEMENT SERVICES, INC.
                                      AND
                           PERFECT TEETH/______ P.C.



                        Arbitration Rules and Procedures
                        --------------------------------



1. Prehearing Conference.  The arbitrator shall schedule a prehearing conference
   ---------------------
   to reach agreement on procedural matters, arrange for the exchange of information, obtain stipulations, and attempt to narrow the issues.

2. Discovery.  The parties shall submit a proposed discovery schedule to the
   ---------
   arbitrator at the prehearing conference. The scope and duration of discovery shall be within the sole discretion of the arbitrator.

3. The Hearing.
   -----------

   a. The parties shall file briefs with the arbitrator at least three days before the hearing, specifying the facts each intends to prove and analyzing the applicable law.

   b. The parties have the right to representation by legal counsel throughout the arbitration proceedings.

   c. Judicial rules of evidence and procedure relating to the conduct of the hearing, examination of witnesses, and presentation of evidence shall not apply. Any relevant evidence, including hearsay, shall be admitted by the arbitrator if it is the sort of evidence on which responsible persons are accustomed to rely in the conduct of serious affairs, regardless of the admissibility of such evidence in a court of law.

   d. Within reasonable limitations, both sides at the hearing may call and examine witnesses for relevant testimony, introduce relevant exhibits or other documents, cross-examine or impeach witnesses who have testified orally on any matter relevant to the issues, and otherwise rebut evidence, as long as these rights are exercised in an efficient and expeditious manner.

                             Exhibit 7.2 - Page 1

   e. Any party desiring a stenographic record may secure a court reporter to attend the proceedings. The requesting party shall notify the other party of the arrangements in advance of the hearing and shall pay for the cost incurred.

   f. Any party may request the oral evidence to be given under oath.

4. The Award.
   ---------

   a. The arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The arbitrator may grant any remedy or relief which is just and equitable.

   b. The award shall be made in writing and signed by the arbitrator. It shall contain a concise statement of the reasons in support of the decision.

   c. The award shall be mailed promptly to the parties, but no later than 30 days from the closing of the hearing.

   d. The award can be judicially enforced pursuant to the provisions of C.R.C.P. 109(a). It is final and binding and therefore there may be no direct appeal from the award on the grounds of error in the application of the law.


                             Exhibit 7.2 - Page 2